Exhibit 99.1

LEGACY BANK, N.A.

LEGACY BANK, N.A.

PLEASE INDICATE YOUR VOTE BELOW BY CHECKING THE APPROPRIATE SELECTION						IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

1.  To approve the merger agreement dated October 6, 2006, as amended on December 1, 2006, attached as Appendix A to the proxy statement-prospectus and the merger of Legacy Bank with United Security Bank.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE MERGER AGREEMENT AS SET FORTH ABOVE.  The proxy confers authority to vote and shall be voted in accordance with such recommendation unless a contrary instruction is indicated, in which case, the shares represented by the proxy will be voted in accordance with such instruction.

IF NO INSTRUCTION IS SPECIFIED WITH RESPECT TO THE MATTER TO BE ACTED UPON, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

☐	FOR	☐	AGAINST	☐	ABSTAIN

						I/We	☐	DO	☐	DO NOT
EXPECT TO ATTEND THE MEETING.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE BANK A DULY EXECUTED PROXY BEARING A LATER DATE OR AN INSTRUMENT REVOKING THIS PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

Please date this proxy and sign your name as it appears on your stock certificate. Executors, administrators, trustees, etc., should give their full title.  If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. All joint owners should sign.

					Dated:		, 2006

Signature

Signature

PROXY

LEGACY BANK, N.A.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.  The undersigned hereby appoints                                    and                            as proxyholders, with full power of substitution, to represent, vote and act with respect to all shares of common stock of Legacy Bank, N.A. which the undersigned would be entitled to vote at the special meeting of shareholders to be held on                 , 200   at                              .m. at                                                     , Campbell, California or any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

(Continued, and to be marked, dated and signed on the reverse side)